EXHIBIT 4.1

Incorporated under the laws
of the State of Colorado

Number	Shares
-0-	-0-

Integrated Financial Systems, Inc.
(a Colorado Corporation)
No Par Value		Common Stock

This Certifies that                     —SPECIMEN—                                         is the
registered holder of xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxShares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

this xxxx day of     xxxx     A.D. 20

xxxxxx	xxxxxx

SECRETARY	PRESIDENT

     For Value Received,                     hereby sell, assign and transfer
unto
                                                                                                     Shares
represented by the within Certificate , and do hereby
irrevocably constitute and appoints
                                                                                                    Attorney
to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the premises.

     Dated                                         A.D. 20

     In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY
CHANGE WHATEVER.